UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103

(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this report is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 14, 2026, AutoZone, Inc. (the “Company”) completed the sale of $850,000,000 million aggregate principal amount of its 4.950% Senior Notes due 2031 (the “Notes”). The Notes bear interest at a fixed rate equal to 4.950% per year, payable semi-annually.

The Notes were issued pursuant to an Indenture dated as of August 8, 2003 (the “Indenture”), between the Company and Regions Bank, as successor trustee, and were offered and sold pursuant to the Company’s shelf registration statement filed with the United States Securities and Exchange Commission (the “Commission”) on July 7, 2026, on Form S-3 (File No. 333-297291), as supplemented by a prospectus supplement dated July 7, 2026, filed with the Commission on July 9, 2026. Pursuant to the Indenture, the Company executed an Officers’ Certificate dated July 14, 2026, setting forth the terms of the Notes (the “Officers’ Certificate”).

The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning on January 15, 2027. The Notes will mature on July 15, 2031. The Notes are senior unsecured debt obligations of the Company and rank equally with the Company’s other senior unsecured liabilities and senior to any future subordinated indebtedness of the Company. The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of its assets to another person. The Indenture provides for customary events of default and further provides that the trustee or the holders of 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence of any event of default after expiration of any grace period.

The Company may redeem the Notes at the Company’s option, at any time in whole or from time to time in part, with at least 10 days’ but not more than 60 days’ notice, at the redemption prices described in the Officers’ Certificate. If a change of control triggering event, as defined in the Officers’ Certificate, occurs, unless the Company has exercised its option to redeem the Notes, holders of the Notes may require the Company to repurchase the Notes at the prices described in the applicable Officers’ Certificate.

The above description of the Officers’ Certificate and the Notes is qualified in its entirety by reference to the Officers’ Certificate pursuant to the Indenture setting forth the terms of the Notes, and the form of the Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Officers’ Certificate for the Notes, pursuant to Section 3.2 of the Indenture, dated July 14, 2026, setting forth the terms of the Notes.

4.2	Form of 4.950% Note due 2031(included in Exhibit 4.1).

5.1	Opinion of Bass, Berry & Sims PLC.

5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Date: July 14, 2026	By:	/s/ Jamere Jackson
Jamere Jackson
Chief Financial Officer